                                                                    Exhibit 9(d)

                                                                    011497 Draft
                                                          Marked to Show Changes


                             COMPASS CAPITAL FUNDS
                 AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                 ---------------------------------------------


          AGREEMENT dated as of March __, 1997 between COMPASS CAPITAL FUNDS(R), a Massachusetts business trust (the "Company"), PFPC INC. ("PFPC"), a Delaware corporation, and COMPASS DISTRIBUTORS, INC. ("CDI"), a Delaware corporation (collectively, the "Administrators").

          WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Company desires to retain the Administrators to provide, as co-administrators, certain administration services and PFPC agrees to provide certain accounting services for each class of units of beneficial interest ("shares") in each of the Company's investment portfolios (individually, a "Fund," collectively, the "Funds") as listed on Appendix A (as such Appendix may, from time to time, be supplemented (or amended)) and the Administrators are willing to furnish such administration services, and PFPC is willing to furnish such accounting services; and

          WHEREAS, certain of the services to be provided under this Agreement relate to particular classes of shares of a Fund and the holders thereof, while other services to be provided hereunder relate to all share classes of a Fund as set forth herein; and

          WHEREAS, pursuant to Rule 18f-3 under the 1940 Act the Board of Trustees of the Company, including a majority of its "non-interested" members as defined in the 1940 Act, has found that it is in the best interests of each Fund and its individual share classes that those administrative expenses that relate to a particular class of shares be charged to the share class for which such expenses are incurred; and

          WHEREAS, the Administrators believe that the degree of servicing required for the class of shares of the Funds known as "BlackRock Shares" will be less than the degree of servicing required for the Funds' other share classes, and have agreed to receive a lower administration fee with respect to BlackRock Shares than with respect to the other share classes;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, it is agreed between the parties hereto as follows:

          1.   APPOINTMENT OF ADMINISTRATORS.  The Company hereby appoints each
               -----------------------------
of the Administrators jointly to provide administration services, and PFPC to provide accounting services, for each class of shares in each of the Company's Funds on the terms and for the period set forth in this Agreement. The Administrators and PFPC each accept such respective appointments and agree to perform the services and duties set forth in Section 3 below in return for the compensation provided in Section 5 below. In the event that the Company establishes an additional class of shares or investment portfolio other than the classes and investment portfolios listed on Appendix A with respect to which it desires to retain the Administrators to act as co-administrators and PFPC to act as fund accountant hereunder, the Company shall notify the Administrators and PFPC, whereupon such Appendix A shall be supplemented (or amended) and such class or portfolio shall be subject to the provisions of this Agreement to the same extent as the classes and investment portfolios currently listed on Appendix A (except to the extent that said provisions, including the compensation payable on behalf of such new class or investment portfolio, may be modified in writing by the Company and Administrators at the time).

          2.   DELIVERY OF DOCUMENTS.  The Company has furnished each of the
               ---------------------
Administrators with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

                a. The Company's Declaration of Trust, filed with the Secretary of State of the Commonwealth of Massachusetts on December 22, 1988, as amended (the "Charter");

                b.   The Company's Code of Regulations, as amended ("Code");

                c. Resolutions of the Company's Board of Trustees authorizing the execution and delivery of this Agreement;

                d. The Company's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended, and under the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to its Funds (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

                e. The Company's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectuses"); and

               f. The Company's Amended and Restated Distribution and Service Plan relating to the respective classes of shares of the Company's investment portfolios (collectively, the "Plan").

          3.   SERVICES AND DUTIES.  The Administrators enter into the following
               -------------------
covenants jointly and severally with respect to their administration and PFPC's accounting services and duties:

               a. Subject to the supervision and control of the Company's Board of Trustees, the Administrators shall assist in supervising all aspects of the Funds' operations, other than those investment advisory functions which are to be performed by the Company's investment advisers pursuant to the Company's Advisory Agreements and those advisory and other services to be performed by any sub-adviser or the custodian pursuant to the Company's Sub-Advisory Agreements and Custodian Agreement, as amended from time to time, services to be performed by the distributor pursuant to the Company's Distribution Agreement and the transfer agent pursuant to the Company's Transfer Agency Agreement, as amended from time to time, and services provided under the Company's Amended and Restated Distribution and Service Plan.

               b. Without limiting the generality of Section 3.a, the Administrators shall provide the following services with respect to each individual class of shares of the Funds and the shareholders thereof (the "Class-Specific Administration Services"):

                    (1) Providing personnel and supervising a facility in Wilmington, Delaware (or in such other location as the Company shall reasonably request) to receive purchase and redemption orders via the Company's toll-free in-WATS telephone lines and transmitting such requests to the Company's transfer agent as promptly as practicable;

                    (2) Providing for the preparation, supervision and mailing of confirmations for all purchase and redemption orders to shareholders of record;

                    (3) Providing and supervising the operation of an automated data processing system to process purchase and redemption orders (the Administrators assume responsibility for the accuracy of the data transmitted for processing or storage);

                    (4) Maintaining a procedure external to the transfer agent's system to reconstruct lost purchase and redemption data;

                    (5) Providing information and distributing written communications concerning the particular class of shares to their shareholders of record; handling shareholder problems and calls;

                    (6) Supervising the services of individuals ("shareholder representatives") whose principal responsibility and function shall be to preserve and strengthen the Company's relationships with the shareholders of such class;

                    (7) Monitoring the Company's arrangements with respect to services provided by certain institutional shareholders ("Service Organizations") under the Plan, including monitoring and reviewing the services rendered by Service Organizations to their customers who beneficially own shares of such class, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"); reviewing the qualifications of Service Organizations wishing to enter into Servicing Agreements with the Company; assisting in the execution and delivery of Servicing Agreements; monitoring the operations of the Plan; monitoring the activities of the Company's transfer agent relating to the calculation of front-end sales charges and deferred sales charges payable in connection with the purchase of Shares, and the payment of all such sales charges to the Distributor or others (subject to the applicable limitations of the National Association of Securities Dealers, Inc. on asset-based sales charges); reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Plan and the nature of the services provided by Service Organizations; and maintaining appropriate records in connection with such duties;

                    (8) Calculating the amount of fees payable with respect to the Plan with respect to such class of shares on a daily basis and remitting such fees pursuant to the Plan;

                    (9) Reviewing and providing advice with respect to, all literature (advertisements, brochures and shareholder communications) for such class of shares;

                    (10) Monitoring the investor programs that are offered from time to time in connection with such class of shares;

                    (11) Providing oversight and related support services that are intended to ensure the delivery of quality service to the shareholders of such class; and

                    (12) Providing such other similar services as the Company may reasonably request.

               c. Without limiting the generality of Section 3.a, the Administrators shall provide the following services which are intended to benefit all of the classes of shares of a Fund (the "Fund-General Administration Services"):

                    (1) The Administrators shall participate to the extent requested by the Company and its counsel in the periodic updating of the Company's Registration Statement; compile data and accumulate information for and coordinate with the Company's Treasurer or Assistant Treasurer the preparation of reports to shareholders of record and the Commission (e.g.,
                                                                     ----
Annual and Semi-Annual Reports on Form N-SAR), it being understood that the preparation and filing of timely Notices pursuant to Rule 24f-2 shall be performed by the Company's Treasurer or Assistant Treasurer with the assistance and advice of the Company's counsel; and file with the Commission and other federal and state agencies, subject to the approval of the Company's Treasurer or Assistant Treasurer, reports and documents including, without limitation, Annual and Semi-Annual Reports on Form N-SAR and federal and state tax returns and required tax filings other than those required to be filed by the Company's custodian or transfer agent.

                    (2) For so long as the Company maintains an office in Wilmington, Delaware, the Administrators shall pay the Company on the first day of each month during such period an amount not to exceed $1,500 (or such lesser amount as is appropriate in the event that the combined annual expenses of the Company, Trust for Federal Securities, Municipal Fund for California Investors, Inc., Municipal Fund for New York Investors, Inc., Municipal Fund for Temporary Investment and Temporary Investment Fund, Inc. (collectively, herein called the "Companies") in maintaining their offices in Wilmington, Delaware total less than $18,000 divided by the number of Companies which have maintained an office in Wilmington, Delaware during the previous month).

                    (3) The Administrators, after consultation with the distributor and counsel for the Company, shall determine the jurisdictions in which the Funds' shares shall be registered or qualified for sale. The Administrators shall be responsible for maintaining the registration or qualification of shares for sale under the securities laws of any state and for preparing compliance filings pursuant to state securities laws with the advice of the Company's counsel. Payment of share registration fees and any fees for qualifying or continuing the qualification of the Company or any Fund as a dealer or broker shall be made by the Company or Fund involved.

                    (4) The Administrators shall monitor, and assist in developing, compliance procedures for each of the Funds, which will include without limitation, procedures to monitor compliance with each Fund's investment objective, policies and limitations, tax matters, and applicable laws and regulations.

                    (5) The Administrators shall assist in monitoring of regulatory and legislative developments which may affect the Funds; assist in counseling the Funds with respect to regulatory examinations or investigations; and work with the Company's counsel in connection with regulatory matters or litigation.

                    (6) PFPC agrees to maintain all financial accounts, records, journals, ledgers and schedules for each Fund (other than those maintained by the Company's Custodian and its Transfer Agent), and to install and maintain a system of internal controls appropriate for entities of the size and complexity of each Fund, and to provide reports, financial statements and other statistical data as requested from time to time by the Administrators or by the Company. In addition, PFPC shall compute each Fund's net asset value, net income and net capital gain (loss) in accordance with the Company's Prospectus and resolutions of its Board of Trustees. PFPC shall, together with the Company's Treasurer or Assistant Treasurer, act as liaison with the Company's independent public accountants and shall provide account analyses, fiscal year summaries and other audit related schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Company from time to time.

               d. Without limiting any other provision of this Section 3, the Administrators shall also provide the following services that are related to the other services specified herein:

                    (1) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrators agree that all records which they maintain for the Company are the property of the Company and further agree to surrender promptly to the Company any of such records upon the Company's request. The Administrators further agree to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under said Act.

                    (2) If the expenses borne by any Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which the Fund's shares are registered or qualified for sale to the public, the Administrators jointly and severally agree to reimburse such Fund for a portion of any such excess expense in an amount equal to the portion that the administration fees otherwise payable by the Fund to the Administrators bear to the total amount of the investment advisory and administration fees otherwise payable by the Fund. The expense reimbursement obligation of the Administrators is limited to the amount of their fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Administrators
      --------  -------
shall reimburse such Fund for a portion of any such excess expenses in an amount equal to the proportion that the fees otherwise payable to the Administrators bear to the total amount of investment advisory and administration fees otherwise payable by the Fund regardless of the amount of fees paid to the Administrators during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

                    (3) In the event of equipment failures beyond PFPC's control, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

                    (4) In performing all of their services and duties as co-administrators, the Administrators will act in conformity with the Charter, Code, Prospectuses and resolutions and other instructions of the Company's Board of Trustees and will comply with the requirements of the 1940 Act and other applicable federal or state law.

          4.   EXPENSES ASSUMED AS ADMINISTRATORS.  The Administrators will bear
               ----------------------------------
all expenses incurred by them in performing their services and duties as co-administrators, except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Funds, including taxes, interest, brokerage fees and commissions, if any, salaries and fees of officers and trustees who are not officers, directors, shareholders or employees of the Administrators, or the Company's investment adviser or distributor for the Funds, Commission fees and state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' reports and corporate meetings and any extraordinary expenses, will be borne by the Company, provided, however, that the Company will not bear, directly or
             --------  -------
indirectly, the cost of any activity which is primarily intended to result in the sale of shares of the Funds otherwise than pursuant to the Plan.

          5.   COMPENSATION.
               ------------

               a. For the Class-Specific Administration Services provided pursuant to Section 3.b above and the related expenses assumed as Administrators, the Company will pay to PFPC, as agent for itself and CDI, a monthly fee based on the net assets allocated to the respective classes of shares of each Fund, initially in the amounts or at rates set forth on Appendix B hereto, and as modified by agreement of the Administrators and the Company from time to time (the "Class-Specific Administration Fees"). The Class-Specific Administration Fee attributable to each class of shares shall be borne solely by the shares of that class.

              b. For the Fund-General Administration Services provided pursuant to Section 3.c above and the related expenses assumed as Administrators, the Company will pay to PFPC, as agent for itself and CDI, a monthly fee based on the net assets of each Fund, initially in the amounts or at rates set forth in Appendix B hereto, and as modified by agreement of the Administrators and the Company from time-to-time (the "Fund-Based Administrative Fees"). The Fund-Based Administration Fee attributable to each Fund shall be borne solely by the shares of that Fund.

              c. For the purpose of determining fees payable to the Administrators under this Agreement, the value of net assets shall be computed and allocated as required by the Funds' Prospectuses, generally accepted accounting principles, applicable regulations and resolutions of the Company's Board of Trustees.

               d. The Administrators will from time to time employ or associate with themselves such person or persons as they may believe to be fitted to assist them in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Company and either of the Administrators. The compensation of such person or persons shall be paid by the Administrators, and no obligation shall be incurred on behalf of the Company in such respect.

          6.   PROPRIETARY AND CONFIDENTIAL INFORMATION.  The Administrators
               ----------------------------------------
agree on behalf of themselves and their employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its Funds and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrators may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

          7.   LIMITATIONS OF LIABILITY.  Neither Administrator shall be liable
               ------------------------
for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of either of the Administrators, who may be or become an officer, employee or agent of the Company, shall be deemed, when rendering services to the Company or acting on any business of the Company (other than services or business in connection with the Administrators' duties as co-administrator hereunder) to be rendering such services to or acting solely for the Company and not as an officer, director, employee or agent or one under the control or direction of the Administrators even though paid by either of them. The Administrators agree that their liability under this Agreement, as set forth herein, shall be joint and several.

          8.   DURATION AND TERMINATION.  Unless sooner terminated as provided
               ------------------------
herein, this Agreement shall continue in effect with respect to the Funds until March 31, 1998. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided such that continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a "majority of the outstanding voting securities" of the Company; provided, however, that this Agreement may be terminated by the Company
         --------  -------
at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or a vote of a "majority of the outstanding voting securities" of the Company, on 60-days' written notice to the Administrators, or by the Administrators at any time, without the payment of any penalty, on 90-days' written notice to the Company. This Agreement will automatically and immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

          9. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

          10.  NOTICES.   Notices of any kind to be given to the Company
               -------
hereunder by the Administrators shall be in writing and shall be duly given if mailed or delivered to the Company at Suite 100, 400 Bellevue Parkway, Wilmington, Delaware 19809, with a copy to PNB Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496, Attention: Morgan R. Jones, Secretary, or at such other address or to such other individual as shall be so specified by the Company to the Administrators. Notices of any kind to be given to the Administrators hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to Compass Distributors, Inc., Four Falls Corporate Center, 6th Floor, West Conshohocken, PA 19428, Attention: Monroe J. Haegele and to PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention:
Vincent J. Ciavardini, or at such other address or to such other individual as shall be so specified by an Administrator to the Company.

          11.  MISCELLANEOUS.
               -------------

               a. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

               b. The names "Compass Capital Funds" and "Trustees of Compass Capital Funds" refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "Compass Capital Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of the Company personally, but bind only the Trust property (as defined in the Declaration of Trust), and all persons dealing with any Fund or class of shares of the Company must look solely to the Trust property belonging to such Fund or class for the enforcement of any claims against the Company.

          12.  COUNTERPARTS.  This Agreement may be executed in counterparts,
               ------------
all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                              COMPASS CAPITAL FUNDS


                              By:_______________________



                              PFPC INC.


                              By:________________________



                              COMPASS DISTRIBUTORS, INC.


                              By:_________________________

                                   APPENDIX A
                                     to the
                            ADMINISTRATION AGREEMENT
                                    between
                            Compass Capital Funds(R)
                          (previously The PNC(R) Fund)
                                      and
                                   PFPC Inc.
                                      and
                           Compass Distributors, Inc.

_________________________________________________________________

Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

U.S. Treasury Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

New Jersey Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Ohio Municipal Money Market Portfolio (Institutional Shares, Services Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Pennsylvania Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

North Carolina Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Virginia Municipal Money Market Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Managed Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Intermediate Government Bond Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

New Jersey Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Ohio Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Pennsylvania Tax-Free Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Government Income Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Core Bond Portfolio (BlackRock Shares, Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Low Duration Bond Portfolio (BlackRock Shares, Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Intermediate Bond Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Bond Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Multi-Sector Mortgage Securities Portfolio III (Institutional Shares)

Large Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Large Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Index Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Small Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Balanced Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Small Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)
Select Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

International Emerging Markets Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Mid-Cap Growth Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

Mid-Cap Value Equity Portfolio (Institutional Shares, Service Shares, Series A Investor Shares, Series B Investor Shares and Series C Investor Shares)

BlackRock Non-Dollar Portfolio I (Institutional Shares)

BlackRock Non-Dollar Portfolio II (Institutional Shares)


Agreed to and accepted as of ________________, 1997

COMPASS CAPITAL FUNDS

By:_______________________________________


PFPC INC.

By:_______________________________________

COMPASS DISTRIBUTORS, INC.

By:_______________________________________

                                   APPENDIX B
                                   ----------

                          Administration Fees Payable
                     With Respect to Compass Capital Funds

I.       Portfolios                                Fund-Based Administration Fees
         ----------                                ------------------------------

All Portfolios.                                    Administrators are entitled to receive a combined
                                                   fee, computed daily and payable monthly, at an
                                                   annual rate of .045% of the first $500 million of
                                                   each Portfolio's average daily net assets; .025%
                                                   of the next $500 million of each Portfolio's
                                                   average daily net assets; and .005% of each
                                                   Portfolio's average daily net assets in excess of
                                                   $1 billion.

II.      Portfolios                                Class-Specific Administration Fees -
         ----------                                ------------------------------------
                                                   All Share Classes Except  BlackRock Shares
                                                   ------------------------------------------

Managed Income, Core Bond, Intermediate            Administrators are entitled to receive a combined
Government Bond, Tax-Free Income, New Jersey       fee, computed daily and payable monthly, at an
Tax-Free Income, Ohio Tax-Free Income,             annual rate of .155% of average daily net assets
Pennsylvania Tax-Free Income, Low Duration Bond,   allocated to each class of shares.
Intermediate Bond, International Bond,
Multi-Sector Mortgage Securities Portfolio III,
Government Income, BlackRock Non-Dollar Portfolio
I and BlackRock Non-Dollar Portfolio II
Portfolios.

Money Market, Municipal Money Market, U.S.         Administrators are entitled to receive a combined
Treasury Money Market, Ohio Municipal Money        fee, computed daily and payable monthly, at an
Market, New Jersey Municipal Money Market,         annual rate of .105% of average daily net assets
Pennsylvania Municipal Money Market, North         allocated to each class of shares.
Carolina Municipal Money Market and Virginia
Municipal Money Market Portfolios.
Large Cap Value Equity, Large Cap Growth Equity,   Administrators are entitled to receive a combined
Small Cap Value Equity, International Equity,      fee, computed daily and payable monthly, at an
Index Equity, Balanced, Small Cap Growth Equity,   annual rate of .155% of average daily net assets
Select Equity, Mid-Cap Value Equity, Mid-Cap       allocated to each class of shares.
Growth Equity and International Emerging Markets
Portfolios.

III.     Portfolios                                Class-Specific Administration Fees -
         ----------                                ------------------------------------
                                                   BlackRock Shares
                                                   ----------------

All Portfolios.                                    Administrators are entitled to receive a combined
                                                   fee, computed daily and payable monthly, at an
                                                   annual rate of .025% of average daily net assets
                                                   allocated to each BlackRock share class.

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

Agreed to and accepted as of _____________,1997:

COMPASS CAPITAL FUNDS

By: _________________________

PFPC INC.

By: _________________________

COMPASS DISTRIBUTORS, INC.

By: _________________________

                                      -2-